EXHIBIT 10.1
战略合作框架协议

Strategic Co-operation Frame Agreement

本合同由以下双方于2014年7月7日于香港签订：
This contract signed on July 7, 2014 in Hong Kong by the following sides:

PartyA: Hyperera Technology (Beijing) Ltd.
Address: Rm.11A, Block B Kingwing Hotel ,No.17 Dongsanhuan South Rd.,Chaoyang District, Beijing
Legal Representative: Zhiyong Li
Tel: 86-10-87664894
Fax: 86-10-87664589

Party B: Sunbase International (Holdings) Limited
Address: 37/F., Cosco Tower, Grand Millennium Plaza, 183 Queen’s Road Central, Hongkong
Legal Representative: Gunter Gao
Tel: 852-28138338
Fax: 852-28136833

Party A and Party B decided to establish a strategic partnership after friendly consultation, the two sides on the basis of mutual benefit and unified resource integration , in response to the national " Twelfth Five-Year Health Development planning " , joint investment and development" WIT120 " and related fields , in order to obtain a good social profit and ROI. At this stage the two sides agreed on a cooperation ceiling of 20 billion yuan . To this end, the two sides reached a strategic cooperation framework agreement (hereinafter referred to “Framework Agreement " )

第一条：合作范围：Cooperation scope

双方经协商一致，同意按本框架协议的约定，在“智慧医疗”方面，双方拟合作事项范围包括（以下简称“合作项目”）:
Both sides by consensus, agreed to the framework agreement stipulated in the " WIT120 " , the two sides intend to cooperate range of issues including ( hereinafter referred to as "cooperative projects "

1、	the regional health information platform system

2、	Maternal and Child Health Management Systems

3、	residents' health records management system

4、	the CDC Emergency Command System

5、	infectious disease reporting system

6、	chronic disease management system

7、	population information database system

8、	the new rural cooperative information system

9、	the digital hospital information system

10、	primary health care system

11、	food and medicine / health supervision and management system

12、	Things Medical Systems

13、	smart medical devices

第二条：双方提供的支持 Support provided by both parties

（一）	为促进合作项目的开展，甲方和乙方将充分利用各自的资源，技能和经验方面的优势，为双方的合作项目提供充分的支持。
To promote cooperation projects , Party A and Party B will take advantage of their resources , skills and experience to provide adequate support for bilateral cooperation projects.

（二）	甲方为合作项目提供的支持包括：提供“智慧医疗”相关领域的软硬件综合解决方案，技术支持及实施售后服务。
Party A provide the support for the Party B include: provide "WIT120" relative integrated solutions in the field of hardware and software, technical support and implementation service.

（三）	乙方为合作项目提供的支持包括但不限于：项目推荐、市场开拓、科研开发、资金筹措等反面提供有力支持。
Party B’s supportive collaborative projects include but are not limited to: project recommendations, marketing, research and development, financing and other strong support.

第三条：具体安排 Specific arrangements

双方同意，本框架协议签订后，立即成立合作工作组合建议沟通机制，就本框架协议下的具体合作事项进行商谈。
Both sides agree that after the signing of the Framework Agreement, immediately establish a cooperation working group to conduct negotiations on specific issues of cooperation under this Framework Agreement

第四条：保密性 Confidentiality

对本框架协议签署前或签署后，一方为合作项目披露的任何包含其非公开信息的文件或信息（包括但不限于商业计划、价格信息、财务信息、客户资料等），接受该等文件或信息的一方应予严格保密，未经披露书面允许，不得以任何方式披露这些文件或者信息，不得为合作项目以外的目的使用或利用该等文件或信息。
Before or after the Framework Agreement signed, either Party disclosed any nonpublic documents or information (including but not limited to business plan, price information, financial information, customer information and so on) of the cooperation project, shall be strictly confidential by the Party which accepted. Without the written permission of disclosure, shall not disclosure of the documents or information in any way, and also not allowed to use of the documents or information for other purpose outside the cooperation projects.

第五条：不可抗力 Force Majeure

本框架协议签订后，任何一方由于受水灾、旱灾、台风、大雪、地震、战争或政策法规调整等不可预见、不可避免并不能克服的事件（即不可抗力事件）影响而不能全部或者部分履行其在本框架协议下的义务的，可根据其受不可抗力事件影响的情况而部分或者全部免于承担违约责任。
Under this Framework Agreement, any party due to flood, drought, typhoon, heavy snow, earthquake, war or policy and other unforeseen, unavoidable and insurmountable event (i.e. Force Majeure event) and cannot Perform all or part of its obligations under this framework agreement, according to the influence situation of the force majeure event, Some or all from bear the liability for breach of contract.

第六条：违约 Breach of contract

（一）	发生下列任何一个或多个事件都将构成对本框架协议的违约：Occurred in any of the following one or more events would constitute a breach of this Agreement:

1、	任何一方实质性违反本框架协议的条款，或未能在任一实质方面履行其在本框架协议项下的义务，且在收到另一方要求补救的通知后10日内未能补救上述违约或者不履约行为。
Either Party materially breaches this Framework Agreement terms, or not in any substantial performance of its obligations under this Framework Agreement and fails to remedy in 10 days of receipt the notice of the other party for recovery after the breach or non-performance.

2、	任何一方在本框架项下的承诺、声明或保证在任一实质方面被证明是虚假的或具误导性的。
Either Party in this Framework Agreement under the promises, representations or warranties in any substantive aspects prove to be false or misleading.

（二）	违约责任 liability for breach

若任一方违反本框架协议，其应就其违约行为对另一方造成的任何及全部损失承担赔偿责任。守约方并有权随时单方决定解除本框架协议而无需承担任何责任。
Either Party violates this Agreement should bear the responsibility for compensation to the resulting from any and all losses of the other Party. The observant party and has the right to unilaterally decided to lift the Framework Agreement without any responsibility.

第七条：其他事宜 Other matters

（一）	本框架协议之签署、效力、解释、履行及争议的解决均应适用于中华人民共和国法律管辖。本框架协议的变更及其他未尽事宜，由双方另行友好协商解决。
The Framework Agreement signed, validity, interpretation, performance and solution of disputes shall apply to the People’s Republic of China law. This Framework Agreement changes and other matters not settled shall be friendly negotiation by Party A and Party B.

（二）	遇到具体的项目，双方将根据具体情况另外签订实施细则及效益分配比例。
Both sides will also sign the implementation according to the specific circumstances of ratio rules and benefit distribution to the specific project.

（三）	双方确认，双方之间的信任与相互合作是本框架协议得以履行和合作的目标得以实现的重要基础。除本框架协议另有约定外，一方在未经另一方事先认可的情况下，不应将本框架协议项下的全部或部分权力或义务转让给第三方。
Confirmed by Party A and Party B, the trust and mutual cooperation is an important basic goal of this Framework Agreement to perform and cooperation to achieve. Except as otherwise provided of this Framework Agreement, either Party without the other Party's prior consent, should not be all or part of the transfer of the rights or obligations under the Framework Agreement to the third Party.

（四）	本框架协议的所有相关事宜双方均应本着平等互利、精诚合作的原则友好协商解决。
All the matters related to this Framework Agreement shall be solved based on the principle of equality and mutual benefit, friendly consultation and sincere cooperation.

（五）	本框架协议一式贰份，双方各执壹份。自双方签字盖章之日起生效。有效期至双方书面确认终止合作或任何一方根据本框架协议之约定行使单方解除权之日为止。
The Framework Agreement is in duplicate, both sides holds one copy. Since the two sides signed and sealed by date. The written confirmation is valid until the termination of cooperation or any party according to the stipulations in this Framework Agreement as of the date of termination right unilaterally.

PartyA：	Hyperera Technology (Beijing) Ltd.	PartyB：	Sunbase International (Holdings) Limited

法定代表人或法定代表人
授权代表签字：李智勇		授权代表签字：邵俊杰
The signature of legal representative		The signature of the
or the authorized representatives		authorized representatives
of legal representative

Zhiyong·Li		Junjie·Shao